EXHIBIT 4.10

                     CONSULTING AGREEMENT WITH DAVID TERRY
                            DATED FEBRUARY 16, 2004







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                                                                CONFIDENTIAL


                              CONSULTING AGREEMENT


THIS AGREEMENT made as of the 16th day of February 2004

BETWEEN:
David A. Terry
1428 20th Street South
Cranbrook, BC V1C 6M3

(hereinafter called the "Consultant")
OF THE FIRST PART
AND:

Amera Resources Corporation
Suite 709 - 837 West Hastings Street
Vancouver, BC V6C 3N6

and/or any of its subsidiary and affiliated companies,

(hereinafter called the "Company")
OF THE SECOND PART
WHEREAS:

A. The Company is desirous of engaging the Consultant who is ready, willing and able, to carry out and provide Exploration and Geological Management services (the "Services") on the terms and conditions, herein set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the premises and of the sums herein provided to be paid by the Company to the Consultant, and of the mutual covenants and undertakings to be performed hereunder, the parties agree as follows:


                                    ARTICLE I
                    AGREEMENT TO PROVIDE CONSULTING SERVICES

1.01 The Consultant will make himself available to carry out and provide the Company the Services described in Schedule "A" hereto.

1.02 The Consultant will carry out the Services in consultation with the representatives of the Company duly appointed in writing, and covenants to conduct the Services in a businesslike manner, in keeping with professional practices in the industry and in a safe and lawful manner.


                                   ARTICLE II
                                    REPORTING

2.01 The Consultant will, as directed in writing, provide the Company with regular progress reports, in such form as the Company may reasonably require as outlined in Schedule "A". All reports and copies thereof are to be directed to the Company to the attention of the Chairman of the Company.

2.02 The information contained in such reports will be the exclusive property of the Company.


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                                                                   CONFIDENTIAL


2.03 The reports and advice of the Consultant will not be used by the Company for purposes of inducing investment to be made in the Company unless the consent of the Consultant thereto is first given in writing, such consent not to be unreasonably withheld.


                                   ARTICLE III
                                 INDEMNIFICATION

3.01 In the event the Company shall use the advice or report(s) of the Consultant in any way as an inducement or representation to others to rely thereon without the prior written consent of the Consultant and such holding out or representation or inducement shall become the subject of any claim for any loss, demand, cost, damage, action, suit or proceeding whatsoever, the Company covenants to indemnify and save the Consultant harmless therefrom it being understood that such indemnification shall survive termination of this Agreement for a period of two years.

3.02 The Consultant shall indemnify and hold the Company harmless against any claim for any loss, demand, cost, damage, action, suit or proceeding whatsoever, arising from the actions of the Consultant and his/her Consultants, where such action is the direct result of a breach by the Consultant of the terms of this Agreement.


                                   ARTICLE IV
                        ACCOUNTS - SERVICES AND EXPENSES

4.01 The Consultant shall within fifteen (15) days after the end of each month during which the Services are performed provide the Company with a statement of account supported by receipts and vouchers for out-of-pocket and other reasonable expenses incurred and materials supplied by the Consultant under this Agreement during the period to which such statement relates.

4.02 The Company shall, within ten (10) days of receipt at its Vancouver office of each itemized statement of account furnished by the Consultant, pay the Consultant all expenses, costs and charges on disbursements shown in such itemized statement of account.


                                    ARTICLE V
                                   TERMINATION

5.1 The Consultant may for any reason and in his sole discretion terminate this Agreement by giving 1 month notice to the Company to that effect. The Company may for any reason and in its sole discretion terminate this Agreement by paying the Consultant 1 month consulting fee ($7,500 plus GST) in lieu of the 1 month notice and shall be liable to pay the Consultant for all expenses incurred up to and including the effective date of the termination.


                                   ARTICLE VI
                                   ASSIGNMENT

6.01 Neither party shall assign any of his rights or obligations under this Agreement without the prior written consent of the other party.


                                   ARTICLE VII
                           AMENDMENT OF THIS AGREEMENT
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                                                                 CONFIDENTIAL


7.01 The terms and conditions of this Agreement may be altered only by written form of amendment duly executed by both parties hereto.


                                  ARTICLE VIII
                                     NOTICE

8.01 Any notice required or permitted to be given hereunder by any party shall be deemed to have been given on the day such notice is delivered in writing to the addresses as set out in the front page of this Agreement, or by facsimile transmission or, if verbal, when communicated personally or by telephone to the party to whom it is directed. Notices given verbally or by facsimile transmission shall be confirmed in writing delivered within three days, directed to the address of such party herein before set out or such other address of which written notice may be given from time to time; notice sent by registered mail will be deemed to have been delivered at the earlier of the time when the receipt thereof is signed by the addressee and seventy-two (72) hours after the posting thereof in any Post Office in Canada.


                                   ARTICLE IX
                                  FORCE MAJEURE

9.01 If any party is prevented or delayed from performing any of the obligations on its part to be performed hereunder by reason of force majeure, including but not limited to Act's of God, strike, threat of imminent strike, fire, flood, war, insurrection or riot, mob violence or requirement or regulation of government which cannot be overcome by reasonable and lawful means and the use of the facilities normally employed in performing such obligation, then and in any such event, and so often as the same shall occur, any such failure to perform shall not be deemed a breach of this Agreement and the performance of any such obligation shall be suspended during the period of disability, it being understood that if such situation persists more than 14 days, either party may thereupon terminate this Agreement. The parties agree to use all due diligence to remove such causes of disability as may occur from time to time.


                                    ARTICLE X
                         CONFIDENTIALITY OF INFORMATION

10.01 The Consultant shall take all reasonable precautions to ensure that he keep confidential any information concerning the Services carried out under this Agreement, including information disclosed to the Consultant by the Company or any of its officers, directors, consultants or agents and, without limiting the generality of the foregoing, Consultant shall mark as confidential any and all information relating to the Company's mining projects ("the Projects") or the Company's programs with respect thereto.


                                   ARTICLE XI
                       COVENANT TO REFRAIN AND NOT COMPETE

11.01 Consultant shall refrain from locating any mining claims, acquiring any lease or other property interest, or acting as an agent for any third party to acquire such an interest, within an area which includes all lands within ten
(10) kilometres of the external boundaries of any Project, in all instances for a period of one (1) years from the earlier of the date the Consultant completes the Services, or the date that the Consultant resigns, quits, or otherwise terminates this Agreement.

11.02 In the event that the Services are performed on a Project owned or controlled by a third party and the Company's evaluation of such Project is subject to a confidentiality agreement between the third party and the Company, and said confidentiality agreement imposes either a larger area of exclusivity around the Project, or a longer time period than is stipulated in Subsection 11.01, or both, then Consultant agrees to be bound by the same terms as the Company respecting such Project.

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                                                                CONFIDENTIAL

                                   ARTICLE XII
                                 APPLICABLE LAW

12.01 This Agreement shall be governed by and any dispute arising hereunder shall be determined in accordance with the laws of the Province of British Columbia.


                                  ARTICLE XIII
                                    DISPUTES

13.01 Any dispute between the parties concerning any matter or arising from this Agreement shall be referred to a mutually agreeable arbitrator who is knowledgeable in the mining and financial industries for arbitration.

13.02 The decision of the arbitrator referred to in Subsection 13.01 shall be final and binding upon the parties.

13.03 Failing agreement on appointment of a arbitrator under Subsection 13.01, any disagreement or dispute shall be resolved by court of law and shall be referred to, and the parties hereby expressly attorn to, the jurisdiction of the Courts of the Province of British Columbia.


                                   ARTICLE XIV
                                    ENUREMENT

14.01 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.


                                   ARTICLE XV
                                  COUNTERPARTS

15.01 This Agreement may be executed in counterparts, each of which will be deemed to be an original for all purposes but all of which will constitute one in the same agreement.


IN WITNESS WHEREOF the parties hereto have executed this Agreement, the day and year first written above.

CONSULTANT:                                 )  COMPANY:                      )
                                            )                                )
/s/ David Terry  16/02/04                   )  /s/ Nikolaos Cacos  16/02/04  )
--------------------------------------------) -------------------------------)
                                            )                                )
                                            )                                )
                                            )                                )
--------------------------------------------) -------------------------------)


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                                                                 CONFIDENTIAL

                                  SCHEDULE "A"

                             DESCRIPTION OF SERVICES

1. Consultant to provide services to Company in the capacity of "Vice President Exploration".
2. Consultant will plan the Company's exploration programs including detailing the work to be performed, budgeting and assigning contracts; he will oversee all on-going field programs to ensure quality and cost-effectiveness; and he will provide an interpretation of results and recommendations for each program.
3. Consultant will review, evaluate and generate new project proposals and make recommendations to the Company's Board of Directors.
4. Consultant will review and approve News Releases and sign off for the accuracy of technical content of releases; he will also periodically review and update Company literature for accuracy where it pertains to technical matters.
5. Consultant may be asked to participate in presentations to brokers, analysts and investors regarding the technical aspects of the Company's work.
6. Consultant will periodically review and comment upon the Company's exploration strategy and goals.
7. Duties pertaining to the consulting agreement will include project management for the Company's various projects, as well as synthesizing exploration results for public dissemination and additional responsibilities as may be required.

                                      TERM

The term of this agreement shall be for two years and will become effective March 16, 2004 to March 16, 2006. Any consulting services performed prior to the effective date of the term of this agreement, will be billed out on a per diem rate of C$405.00. There will be a review at the end of the first year to evaluate performance and remuneration, as well as give both parties an opportunity to assess relationship. Duties will include all the duties as outlined in this Schedule "A"

                                  COMPENSATION

The Consultant fee will based a rate of $7,500.00 per month to be paid on the first of each subsequent month. It is understood that the Consultant is entitled to statutory holidays and reasonable vacation time. Also, Company will provide medical coverage under the existing benefits program in place effective 15 days after entering the agreement. This monthly fee to be subject to review after six months.

The Consultant will also be granted an incentive stock option plan as follows:
   o 50,000 options of Amera that shall vest after six months from the date of this contract.
   o 50,000 options of Amera that shall vest after twelve months from the date of this contract.
   o   Further options of Amera as they become grantable.
   o Options of IMA Exploration Inc. to be determined and granted at next setting.

The Consultant will be granted a relocation allowance of $25,000.00 upon signing of this agreement.

The Consultant will be given and automobile and parking allowance of $500.00 per month.

The Consultant shall be entitled to expense re-imbursement for any entertaining or travel costs or other expenses pertaining to Company business. Any sizeable expenses would require prior approval from the President of the Company.

It is understood that during the initial period of this agreement, until such time as the Consultant is able to relocate his family to the Vancouver area, that the Consultant will work from both his home in Cranbrook and the Company's office in Vancouver on a schedule mutually acceptable to both parties.